Exhibit 10.1

Stock Purchase Agreement

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into on June 16, 2022 (the “Effective Date”), by and between Cohen Enterprises, Inc., a Texas corporation (the “Purchaser”) and American International Holdings Corp., a Nevada corporation (“Seller”), each sometimes referred to herein as a “Party” and collectively the “Parties”.

A.	Seller owns 8,000,000 shares of the outstanding common stock of Mangoceuticals, Inc., a Texas corporation (the “Company”), representing 80% of the outstanding capital stock of the Company; and

B.	Seller has advanced a total of $89,200 to the Company to pay for general administrative expenses and working capital (the “Advance”) which advance and right to repayment is being assigned in connection with this Agreement; and

C.	Seller is willing to sell all 8,000,000 of the shares of the outstanding common stock of the Company (the “Shares”), to the Purchaser pursuant to the terms of this Agreement; and

D.	The Shares are held in book-entry, non-certificated form; and

E.	The Purchaser desire to purchase the Shares from the Seller pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

Purchase and Sale of the Shares

Section 1.01. Purchase and Sale. On the Effective Date (the “Closing”) and upon the terms and subject to the conditions set forth herein, the Seller shall deliver the Shares of the Company to the Purchaser free and clear of all liens and encumbrances, and the Purchaser shall purchase the Shares from the Seller as well as the right to repayment of the $90,000 from the Company for an aggregate of $90,000 in cash (the “Purchase Price”), representing the amount of the Advance.

Section 1.02. Delivery of the Shares; Payment of Purchase Price. At Closing: (a) the Seller shall deliver to the Purchaser an executed copy of the Stock Power and Assignment of Uncertificated Shares in the form of Exhibit A hereto; and (b) the Purchaser shall deliver the Purchase Price to the Seller.

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ARTICLE II

Representations and Warranties of the Seller

Subject to all of the terms, conditions and provisions of this Agreement, the Seller represents and warrants to the Purchaser as follows:

Section 2.01. Authority. The Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Seller has duly and validly executed and delivered this Agreement and will, on or after the Closing, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto. Seller is authorized to affect the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 2.02. No Conflict. The execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; (b) result in or require the creation of any lien upon the Shares, or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which Seller is a party or by which Seller is bound or affected.

Section 2.03. Title to Shares. The Seller is the sole record and beneficial owner of the Shares and has good and marketable title to all of the Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances. Seller has sole managerial and dispositive authority with respect to the Shares and has not granted any person a proxy or option to buy the Shares that has not expired or been validly withdrawn. The sale and delivery of the Shares to the Purchaser pursuant to this Agreement will vest in the Purchaser the legal and valid title to the Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”).

ARTICLE III

Representations and Warranties of Purchaser

Subject to all of the terms, conditions and provisions of this Agreement the Purchaser hereby represents and warrants to the Seller as follows:

Section 3.01. Authority. Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. Purchaser has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto and thereto, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

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Section 3.02. No Conflict. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which Purchaser is a party or by which Purchaser is bound or affected.

Section 3.03. Exempt Transaction. Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and exempt from registration or qualification under any state law.

Section 3.04. Representations of Purchaser. Purchaser hereby represents, acknowledges and warrants its representation of, understanding of and confirmation of the following:

(a) Purchaser realizes that the Shares cannot readily be sold as they will be restricted securities and therefore the Shares must not be accepted unless Purchaser has liquid assets sufficient to assure that Purchaser can provide for current needs and possible personal contingencies;

(b) Purchaser is an ‘accredited’ investor as such term is defined in Rule 501 of the Securities Act;

(c) Purchaser confirms and represents that it is able (i) to bear the economic risk of the Shares, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of the Shares; and

(d) Purchaser understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Shares in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

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ARTICLE IV

Covenants

Section 4.01. Further Assurances. Seller and Purchaser agree that, from time to time, whether before, at or after the Closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer to the Purchaser of the Shares held by or in the name of the Seller.

Section 4.02. Survival of Representations. All representations, warranties, and agreements made by any Party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any Party.

ARTICLE V

Miscellaneous

Section 5.01. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

Section 5.02. No Third-Party Rights. Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a Party hereto and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party; provided that the Company shall be able to rely on the representations and warranties of the Seller and Purchaser made in Articles II and III above for any and all purposes.

Section 5.03. Amendments and Waiver. No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the Parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the Party against whom that waiver is sought to be enforced.

Section 5.04. Counterparts. This Agreement may be executed in counterparts and by the different Parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

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Section 5.05. Captions and Headings. The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

Section 5.06. Construction. The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

Section 5.07. Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Section 5.08. Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

Section 5.09. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 5.10. Submission to Jurisdiction. Each of the Parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Texas court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Texas court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Texas court.

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Section 5.11. Expenses; Prevailing Party Costs. Seller and Purchaser shall pay their own expenses incident to this Agreement and the transactions contemplated hereby and thereby. Notwithstanding anything contained herein or therein to the contrary, if any Party commences an action against another Party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a Party of its obligations under this Agreement, the prevailing Party in any such action shall be entitled to recover its losses, including reasonable attorneys’ fees, incurred in connection with the prosecution or defense of such action, from the losing Party.

Section 5.12. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise. Each reference in this Agreement to “Agreement” or similar words shall include this Stock Purchase Agreement and all of the exhibits, schedules and appendixes hereto and thereto.

Section 5.13. Review and Construction of Documents. The Seller represents to the Purchaser and the Purchaser represent to the Seller, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

Section 5.14. Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

“SELLER”

American International Holdings Corp.

By:	/s/ Jacob Cohen

Its: President and CEO

Printed Name: Jacob Cohen

“PURCHASER”

Cohen Enterprises, Inc.

By:	/s/ Jacob Cohen

Its: President and CEO

Printed Name: Jacob Cohen

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Exhibit A

[See attached Stock Power and Assignment of

Uncertificated Shares]

STOCK POWER AND ASSIGNMENT OF

UNCERTIFICATED SHARES

FOR VALUE RECEIVED, executed this 16th day of June, 2022, American International Holdings Corp. (the “Assignor”) hereby sells, assigns, and transfers unto Cohen Enterprises, Inc., 8,000,000 shares of the common stock of Mangoceuticals, Inc., a Texas corporation (the “Company”) along with any and all appurtenant rights thereto (the “Shares”) and Assignor does hereby irrevocably constitute and appoint the Secretary or other appropriate officers of the Assignor as its attorney-in-fact with full power to transfer said Shares on the books and records of the Assignor with full power of substitution in the premises. Such Shares are not represented by certificates, are held in book entry form and stand in the undersigned’s name on the books and records of the Assignor.

American International Holdings Corp.

By:	/s/ Jacob Cohen

Its: President and CEO

Printed Name: Jacob Cohen